SERVICE PLAN AND AGREEMENT
                                      WITH
                         INTEGRITY ASSET MANAGEMENT, LLC
                           FOR NO-LOAD CLASS SHARES OF
                                 VERACITY FUNDS

     This Service Plan and Agreement (the "Plan") is dated as of the 25th day of March, 2004, by and between Veracity Funds (the "Trust"), on behalf of each of its series (collectively, the "Funds" and individually, a "Fund") and Integrity Asset Management, LLC (the "Advisor").

1. THE PLAN. This Plan is each Fund's written service plan for No-Load Class shares of each Fund (the "Shares"), designed to comply with the provisions of Rule 12b-1 as it may be amended from time to time (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to this Plan, each Fund will compensate the Advisor for its services in connection with the personal service and maintenance of shareholder accounts that hold Shares ("Accounts"). The Trust, on behalf of each Fund, may act as distributor of securities of which it is the issuer, pursuant to the Rule, according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the Trust's Registration Statement, (ii) the 1940 Act, (iii) the Rule, (iv) Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc., or any applicable amendment or successor to such rule (the "NASD Conduct Rules") and (v) any conditions pertaining either to distribution-related expenses or to a plan of distribution to which the Trust is subject under any order on which the Trust relies, issued at any time by the U.S. Securities and Exchange Commission ("SEC").

2. DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

     (a) "Recipient" shall mean any broker, dealer, bank or other person or entity which: (i) has provided administrative support services with respect to Shares held by Customers (defined below) of the Recipient;
          (ii) shall furnish the Advisor (on behalf of each Fund) with such information as the Advisor shall reasonably request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Advisor to receive payments under the Plan.

     (b) "Independent Trustees" shall mean the members of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating to this Plan.

     (c) "Customers" shall mean such brokerage or other customers or investment advisory or other clients of a Recipient, and/or accounts as to which such Recipient provides administrative support services or is a custodian or other fiduciary.

     (d) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such Recipient's Customers, but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that more than one person or entity would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Funds' respective books as determined by the Advisor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.   PAYMENTS FOR ADMINISTRATIVE SUPPORT SERVICES.

     (a) PAYMENTS TO THE ADVISOR. In consideration of the payments made by the Trust to the Advisor under this Plan, the Advisor shall provide administrative support services to the Funds. Such services include administrative support services rendered in connection with Shares (1) sold in purchase transactions, (2) issued in exchange for shares of another investment company for which the Advisor serves as distributor or sub-distributor, or (3) issued pursuant to a plan of reorganization to which a Fund is a party. If the Board believes that the Advisor may not be rendering appropriate administrative support services in connection with the sale of Shares, then the Advisor, at the request of the Board, shall provide the Board with a written report or other information to verify that the Advisor is providing appropriate services in this regard. For such services, the Funds will make the following payments to the Advisor:

          (i) ADMINISTRATIVE SUPPORT SERVICE FEES. Within ten (10) days of the end of each month, the Trust, on behalf of each Fund, will make payment in the amount of 0.0208% (0.25% on an annual basis) of the average of the aggregate net asset value of each Fund's Shares computed as of the close of each business day (the "Service Fee") during that month. Such Service Fee payments received from the Trust, on behalf of each Fund, will compensate the Advisor for providing administrative support services with respect to Accounts. The administrative support services in connection with Accounts may include, but shall not be limited to, the administrative support services that a Recipient may render as described in Section 3(b)(i) below.

          (ii) At the request of the Advisor, such payments may be made directly by the Trust to Recipients with whom the Trust has entered into agreements related to this Plan.

     (b) PAYMENTS TO RECIPIENTS. The Advisor is authorized under the Plan to pay Recipients service fees for rendering administrative support services with respect to Accounts. However, no such payments shall be made to any Recipient for any quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Trustees. All fee payments made by the Advisor hereunder are subject to reduction or chargeback so that the aggregate service fee payments and Advance Service Fee Payments do not exceed the limits on payments to Recipients that are, or may be, imposed by the NASD Conduct Rules. The Advisor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Advisor if such affiliated person qualifies as a Recipient or retain such payments if the Advisor qualifies as a Recipient.

          In consideration of the services provided by Recipients, the Advisor shall make the following payments to Recipients:

          (i) SERVICE FEE. In consideration of administrative support services provided by a Recipient during a calendar quarter, the Advisor shall make service fee payments to that Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of each Fund's Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, that may be set from time to time by a majority of the Independent Trustees.

          Alternatively, the Advisor may, at its sole option, make the following service fee payments to any Recipient quarterly, within forty-five
          (45) days of the end of each calendar quarter: (A) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of business on the day such Shares are sold, constituting Qualified Holdings, sold by the Recipient during that quarter and owned beneficially or of record by the Recipient or by its Customers, plus (B) service fee payments at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of Shares, computed as of the close of each business day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year. At the Advisor's sole option, Advance Service Fee Payments may be made more often than quarterly, and sooner than the end of the calendar quarter. In the event Shares are redeemed less than one year after the date such Shares were sold, the Recipient is obligated to and will repay the Advisor on demand a pro rata portion of such Advance Service Fee Payments, based on the ratio of the time such Shares were held to one (1) year.

          The administrative support services to be rendered by Recipients in connection with the Accounts may include, but shall not be limited to, the following: answering routine inquiries concerning the Funds, assisting in the establishment and maintenance of accounts or sub-accounts in the Funds and processing Share redemption transactions, making the Funds' investment plans and dividend payment options available, and providing such other information and services in connection with the rendering of personal services and/or the maintenance of Accounts, as the Advisor or the Funds may reasonably request.

     (c) A majority of the Independent Trustees may at any time or from time to time (i) increase or decrease the rate of fees to be paid to the Advisor or to any Recipient, but not to exceed the maximum rates set forth above, and/or (ii) direct the Advisor to increase or decrease any Minimum Holding Period, any maximum period set by a majority of the Independent Trustees during which fees will be paid on Shares constituting Qualified Holdings owned beneficially or of record by a Recipient or by its Customers (the "Maximum Holding Period"), or Minimum Qualified Holdings. The Advisor shall notify all Recipients of any Minimum Qualified Holdings, Maximum Holding Period and Minimum Holding Period that are established and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a supplement or Statement of Additional Information or amendment to or revision of the prospectus or Statement of Additional Information of the Fund shall constitute sufficient notice.

     (d) The Service Fee on Shares is subject to reduction or elimination under the limits that apply to such fees under the NASD Conduct Rules relating to sales of shares of open-end funds.

     (e) Under the Plan, payments may also be made to Recipients by Integrity Asset Management, LLC. ("Integrity") from its own resources.

     (f) Recipients are intended to have certain rights as third-party beneficiaries under this Plan, subject to the limitations set forth below. It may be presumed that a Recipient has provided administrative support services qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to payments under the
          Plan. If either the Advisor or the Board believes that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate administrative support services for Accounts, then the Advisor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate services in this regard. If the Advisor or the Board of Trustees still is not satisfied after the receipt of such report, either may take appropriate steps to terminate the Recipient's status as a Recipient under the Plan, whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate. Additionally, in their discretion a majority of the Trust's Independent Trustees at any time may remove any broker, dealer, bank or other person or entity as a Recipient, whereupon such person's or entity's rights as a third-party beneficiary hereof shall terminate. Notwithstanding any other provision of this Plan, this Plan does not obligate or in any way make the Funds or the Trust liable to make any payment whatsoever to any person or entity other than directly to the Advisor. The Advisor has no obligation to pay any Service Fees to any Recipient if the Advisor has not received payment of Service Fees from the Trust, on behalf the Funds.

     4. SELECTION AND NOMINATION OF TRUSTEES. While this Plan is in effect, the selection and nomination of persons to be Independent Trustees of the Trust shall be committed to the discretion of the incumbent
          Independent Trustees. Nothing herein shall prevent the incumbent Independent Trustees from soliciting the views or the involvement of others in such selection or nomination as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Independent Trustees.

     5. REPORTS. While this Plan is in effect, the Treasurer of the Trust shall provide written reports to the Trust's Board for its review, detailing the amount of all payments made under this Plan and the purpose for which the payments were made. The reports shall be provided quarterly.

     6. RELATED AGREEMENTS. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of each Fund's outstanding voting No-Load Class shares; (ii) such termination shall be on not more than sixty days' written notice to any other party to the agreement; (iii) such agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (v) such agreement shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

     7. EFFECTIVENESS, CONTINUATION, TERMINATION AND AMENDMENT. This Plan has been approved by a vote of the Board and its Independent Trustees cast in person at a meeting called on March 25, 2004, for the purpose of voting on this Plan. Unless terminated as hereinafter provided, it shall continue in effect until renewed by the Board in accordance with the Rule and thereafter from year to year or as the Board may otherwise determine but only so long as such continuance is specifically approved at least annually by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

          This Plan may not be amended to increase materially the amount of payments to be made under this Plan, without approval of the No-Load Class Shareholders of the relevant Funds at a meeting called for that purpose and all material amendments must be approved by a vote of the Board and of the Independent Trustees.

          This Plan may be terminated at any time by a vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of each Fund's outstanding No-Load Class voting shares voting separately. In the event of such termination, the Board and its Independent Trustees shall determine whether the Advisor shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based Sales Charge in respect of Shares sold prior to the effective date of such termination.

     8. SEVERABILITY. The terms of this Plan shall severable with respect to each Fund.

                                   Veracity Funds
                                   on behalf of each of its series


                                   By: /s/ Mark J. Seger
                                       -------------------------------
                                       Mark J. Seger, Treasurer


                                   Integrity Asset Management, LLC.



                                   By: /s/ Matthew G. Bevin
                                       -------------------------------
                                       Matthew G. Bevin, Chief Executive Officer